UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), furnishes herewith, as Exhibit 99.0, a news release announcing second quarter 2009 results.

See also Item 7.01 below, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A.	Earnings Release. The Company furnishes herewith, as Exhibit 99.0, a news release announcing second quarter 2009 results.

B.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.1, the Quarterly Financial Supplement for its Financial Services Businesses for the quarterly period ended June 30, 2009.

C.	Investments in Residential and Commercial Mortgage-Backed Securities, Asset-Backed Securities, and Commercial Mortgage and Other Loans. In connection with its announcement of second quarter 2009 results, the Company furnishes herewith, as Exhibit 99.2, information about the Company’s investments, as of June 30, 2009, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans.

D.	Liquidity and Capital Resources.

Parent Company Short-term Investments and Borrowings

As of June 30, 2009, the parent holding company, Prudential Financial, had cash and short-term investments of $4.735 billion, which included $701 million of subsidiary funds that were invested short-term with Prudential Financial as part of our intercompany liquidity program. The short-term investments comprise $1.620 billion of parent holding company cash and short-term investments and consist primarily of government agency securities and money market funds.

As of June 30, 2009, parent company short-term borrowings amounted to $647 million. This amount includes $505 million of outstanding commercial paper, $87 million principal amount of convertible debt securities, and $55 million current portion of long-term debt.

Prudential Financial’s commercial paper is currently rated A-1, P-2, and F2 by Standard & Poor’s, Moody’s and Fitch, respectively. The rating from Fitch currently has a negative outlook. Prudential Financial’s outstanding commercial paper as of June 30, 2009 had a weighted average maturity of 10 days of which 40% was overnight. The vast majority of Prudential Financial’s outstanding commercial paper proceeds were either held in cash or invested in short-term financial instruments. As of June 30, 2009, Prudential Financial had no commercial paper outstanding under the Commercial Paper Funding Facility (“CPFF”) sponsored by the Federal Reserve Bank of New York, as Prudential Financial is not able to access the CPFF based on its current ratings.

Prudential Funding, LLC Commercial Paper Program

As of June 30, 2009, Prudential Funding, LLC, a wholly-owned subsidiary of Prudential Insurance, had outstanding commercial paper borrowings of $1.718 billion, of which $577 million of the proceeds were held in cash and cash equivalents, while the remaining $1.141 billion was primarily utilized to fund short-term cash flow timing mismatches and the working capital needs of our affiliates. Prudential Funding’s outstanding commercial paper as of June 30, 2009, had a weighted average maturity of 38 days of which 11% was overnight.

Prudential Funding’s commercial paper is currently rated A-1+, P-1, and F1 by Standard & Poor’s, Moody’s and Fitch, respectively. The rating from Moody’s is currently on review for a possible downgrade and the Fitch rating has a negative outlook. Based on these ratings, Prudential Funding continues to be able to participate in the CPFF. The maximum amount of commercial paper that Prudential Funding is eligible to issue under the CPFF is $9.815 billion, less the outstanding amount of any non-CPFF commercial paper at any applicable time. As of June 30, 2009, Prudential Funding had no commercial paper outstanding under the CPFF. Access to the CPFF for the issuance of new commercial paper is scheduled to terminate on February 1, 2010, unless such date is extended by the Federal Reserve Bank of New York.

Asset-based Financing

As of June 30, 2009, Prudential’s Financial Services Businesses had liabilities totaling $5.929 billion under asset-based financing programs, including $3.467 billion representing securities sold under agreements to repurchase, $2.233 billion representing cash collateral for loaned securities and $229 million of securities sold but not yet purchased. Under these programs, the company loans securities in return for cash collateral which is primarily used to purchase securities for the short-term spread portfolios in our domestic insurance entities. These portfolios comprise cash and cash equivalents, short-term investments and fixed maturities with a weighted average life at the time of purchase of two years or less. Of the total $5.929 billion, $2.795 billion represents securities that may be returned to the company overnight requiring immediate return of the cash collateral, and the remainder has maturities ranging from 2 days to 3 months with a weighted average maturity of 34 days. As of June 30, 2009, the asset-based financing programs represented approximately 3.2% of total investments of $184.1 billion for the Financial Services Businesses.

As of June 30, 2009, Prudential’s Closed Block Business had liabilities totaling $5.130 billion under such programs, including $3.701 billion representing securities sold under agreements to repurchase and $1.429 billion representing cash collateral for loaned securities. Of the total $5.130 billion, $2.369 billion represents securities that may be returned to the company overnight requiring immediate return of the cash collateral, and the remainder has maturities ranging from 2 days to 3 months with a weighted average maturity of 31 days. As of June 30, 2009, the asset-based financing programs represented approximately 8.6% of total investments of $59.6 billion for the Closed Block Business.

Ratings-Driven Contingencies

A downgrade in the credit or financial strength (i.e., claims-paying) ratings of Prudential Financial or its rated subsidiaries could potentially, among other things, limit our ability to market products, reduce our competitiveness, increase the number or value of policy surrenders and withdrawals, increase our borrowing costs and potentially make it more difficult to borrow funds, adversely affect the availability of financial guarantees, such as letters of credit, cause additional collateral requirements or other required payments under certain agreements, allow counterparties to terminate derivative agreements and/or hurt our relationships with creditors or trading counterparties thereby potentially negatively effecting our profitability, liquidity and/or capital.

Additional collateral requirements or other required payments under certain agreements, including derivative agreements, are eligible to be satisfied in cash or by posting securities held by the subsidiaries subject to the agreements. A ratings downgrade of three ratings levels from the ratings levels as of June 30, 2009 would result in estimated additional collateral posting requirements or payments under such agreements of approximately $200 million as of June 30, 2009. The amount of collateral required to be posted for derivative agreements is also dependent on the fair value of the derivative positions as of the balance sheet date. In addition, a ratings downgrade by A.M. Best to “A-” for our domestic life insurance companies would require Prudential Insurance to post a letter of credit in the amount of approximately $1.4 billion, based on the level of statutory reserves related to an acquired business, that we estimate would result in annual cash outflows of approximately $70 million, or collateral posting in the form of cash or securities to be held in a trust. We believe that the posting of such collateral would not be a material liquidity event for Prudential Insurance.

In addition, agreements in connection with capital management activities for our universal life insurance products would require us to post cash collateral based on tests that consider the level of 10-year credit default swap spreads on Prudential Financial’s senior debt. As of June 30, 2009, when estimates of Prudential Financial’s 10-year credit default swap spreads were approximately 490 basis points, we had posted $53 million of collateral under this agreement.

Federal Home Loan Bank of New York Facility

Prudential Insurance has been a member of the Federal Home Loan Bank of New York, or FHLBNY, since June 2008. Membership allows Prudential Insurance to participate in FHLBNY’s product line of financial services, including collateralized advances, collateralized funding agreements and general asset/liability management that can be used for liquidity management and as an alternative source of funding. Under FHLBNY guidelines, borrowings by its members are at the discretion of the FHLBNY.

The FHLBNY requires Prudential Insurance to pledge qualifying mortgage-related assets or U.S. Treasury securities as collateral for all borrowings. On May 8, 2009, the New Jersey Department of Banking and Insurance, or NJDOBI revised its prior guidance to increase the maximum amount of qualifying assets that Prudential Insurance may pledge as collateral to the FHLBNY from 5% to 7% of its prior year-end statutory net admitted assets exclusive of separate account assets; however, this limitation resets to 5% on December 31, 2010 unless extended by NJDOBI. Based on its statutory net admitted assets as of December 31, 2008, the 7% limitation equates to a maximum amount of pledged assets of $10.5 billion and an estimated maximum borrowing capacity, after taking into account applicable required collateralization levels and required purchases of activity based FHLBNY stock, of approximately $9.0 billion. However, the ability to borrow from the FHLBNY is subject to the availability and maintenance of qualifying assets at Prudential Insurance, and there is no assurance that Prudential Insurance will have sufficient qualifying assets available to it in order to access the increased capacity in full at any particular time. Also, the revised guidance from NJDOBI limits the aggregate amount of assets Prudential Insurance may pledge for all loans, including borrowings from the FHLBNY, to 10% of its prior year-end statutory net admitted assets exclusive of separate account assets; however, this limitation excludes certain activities, such as the asset-based financing transactions described above.

As of June 30, 2009, Prudential Insurance had total outstanding borrowings of $3.5 billion that is comprised of collateralized advances, of which $1.0 billion is reflected in “Short-term debt” and $1.0 billion is reflected in “Long-term debt,” as well as $1.5 billion of collateralized funding agreements that are reflected in “Policyholders’ account balances.”

Lines of Credit and Other Credit Facilities

As of June 30, 2009, Prudential Financial, Prudential Insurance and Prudential Funding had unsecured committed lines of credit totaling $4.34 billion. These facilities are available to each of the borrowers, up to the aggregate committed credit, to be used for general corporate purposes. This amount includes a $1.94 billion 5-year credit facility that expires in May 2012, which includes 20 financial institutions, and an additional $2.4 billion credit facility, of which $200 million expires in December 2011 and $2.2 billion expires in December 2012, which includes 18 financial institutions.

We maintain these facilities primarily as back up liquidity lines for our commercial paper programs, and there were no outstanding borrowings under either facility as of June 30, 2009. Any borrowings made under these outstanding facilities would mature no later than the respective expiration dates of the facilities and would bear interest at the rates set forth in each facility agreement. Within each facility, no single financial institution has more than 15% of the total committed credit.

Our ability to borrow under these facilities is conditioned on the continued satisfaction of customary conditions, including the maintenance at all times by Prudential Insurance of total adjusted capital of at least $5.5 billion based on statutory accounting principles prescribed under New Jersey law and Prudential Financial’s maintenance of consolidated net worth of at least $12.5 billion, which for this purpose is based on U.S. GAAP stockholders’ equity, excluding net unrealized gains and losses on investments. Our ability to borrow under these facilities is not contingent on our credit ratings or subject to material adverse change clauses. As of June 30, 2009, Prudential Insurance’s total adjusted capital and Prudential Financial’s consolidated U.S. GAAP stockholders’ equity, excluding net unrealized gains and losses on investments, exceeded the minimum amounts required to borrow under these facilities. We also use uncommitted lines of credit from financial institutions.

Credit Derivative Activities

The company has sold credit derivatives to enhance the return on our investment portfolio by creating credit exposure similar to an investment in public fixed maturity cash instruments.

In a credit derivative we sell credit protection on an identified name, or a basket of names in a first to default structure, and in return receive a quarterly premium. With single name credit default derivatives, this premium or credit spread generally corresponds to the difference between the yield on the referenced name’s public fixed maturity cash instruments and swap rates, at the time the agreement is executed. With first-to-default baskets, because of the additional credit risk inherent in a basket of named credits, the premium generally corresponds to a high proportion of the sum of the credit spreads of the names in the basket. If there is an event of default by the referenced name or one of the referenced names in a basket, as defined by the agreement, then we are obligated to pay the counterparty the referenced amount of the contract and receive in return the referenced defaulted security or similar security. Subsequent defaults on the remaining names within such instruments require no further payment to counterparties.

The majority of referenced names in the credit derivatives where we have sold credit protection, as well as all the counterparties to these agreements, are investment grade credit quality and our credit derivatives generally have maturities of five years or less. The outstanding notional amounts and fair values of credit derivative contracts where we have sold credit protection as of June 30, 2009 and December 31, 2008 are presented below:

	June 30, 2009		December 31, 2008
	Notional	Fair Value	Notional	Fair Value
	(in millions)		(in millions)
Financial Services Businesses	$1,104	$(78)	$1,161	$(146)
Closed Block Business	64	—	61	(2)

Total	$1,168	$(78)	$1,222	$(148)

In addition to selling credit protection, we have purchased credit protection using credit derivatives in order to hedge specific credit exposures in our investment portfolio, including exposures relating to certain guarantees from monoline bond insurers.

Substantially all of the counterparties from which the company has purchased credit protection are investment grade credit quality. The outstanding notional amounts and fair values of credit derivative contracts where we have purchased credit protection as of June 30, 2009 and December 31, 2008 are presented below:

	June 30, 2009		December 31, 2008
	Notional	Fair Value	Notional	Fair Value
	(in millions)		(in millions)
Financial Services Businesses	$1,575	$155	$1,069	$189
Closed Block Business	480	80	309	64

Total	$2,055	$235	$1,378	$253

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.0	News release of Prudential Financial, Inc., dated August 5, 2009, announcing second quarter 2009 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended June 30, 2009 (furnished and not filed).

99.2	Information about Prudential Financial, Inc.’s investments, as of June 30, 2009, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/S/ PETER B. SAYRE
Name:	Peter B. Sayre
Title:	Senior Vice President and Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.0	News release of Prudential Financial, Inc., dated August 5, 2009, announcing second quarter 2009 results (furnished and not filed).

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended June 30, 2009 (furnished and not filed).

99.2	Information about Prudential Financial, Inc.’s investments, as of June 30, 2009, in residential and commercial mortgage-backed securities, asset-backed securities, and commercial mortgage and other loans (furnished and not filed).